                   POLICY MANAGEMENT SYSTEMS CORPORATION
                      401(k) RETIREMENT SAVINGS PLAN

              (formerly Policy Management Systems Corporation
                          401(k) Retirement Plan)

                           FINANCIAL STATEMENTS
                        AND SUPPLEMENTAL SCHEDULES


              for the years ended December 31, 1994 and 1993

                  With Report of Independent Accountants

                    Policy Management Systems Corporation
                      401(k) Retirement Savings Plan

         INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                                __________

                                                            Page

Report of Independent Accountants                             1

Financial Statements:

     Statements of Net Assets Available for Plan
       Benefits, with Fund Information as of
       December 31, 1994 and 1993                           2-3

     Statements of Changes in Net Assets Available for
       Plan Benefits, with Fund Information for the
       years ended December 31, 1994 and 1993               4-5

     Notes to Financial Statements                         6-13


Supplemental Schedules:

     Form 5500, Item 27(a) - Schedule of Assets Held
       for Investment Purposes, December 31, 1994            14

     Form 5500, Item 27(d) - Schedule of Reportable
       Transactions for the year ended December 31, 1994     15

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Administrative Committee of
  Policy Management Systems Corporation
  401(k) Retirement Savings Plan

     We have audited the accompanying statements of net assets available for Plan benefits of the Policy Management Systems Corporation 401(k) Retirement Savings Plan (formerly the Policy Management Systems Corporation 401(k) Retirement Plan) (the "Plan) as of December 31, 1994 and 1993, and the related statements of changes in net assets available for Plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for Plan benefits of the Plan at December 31, 1994 and 1993, and the changes in net assets available for Plan benefits for the years then ended, in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for Plan benefits and the statement of changes in net assets available for Plan benefits is presented for purposes of additional analysis rather than to present the net assets available for Plan benefits and changes in net assets available for Plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects, in relation to the basic financial statements taken as a whole.

Coopers & Lybrand
Atlanta, Georgia
June 28, 1995


                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                      401(k) RETIREMENT SAVINGS PLAN
                STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                         as of December 31, 1994


                                          U.S.       Puritan    Magellan                 PMSC         Fixed
                              Loan      Government   Mutual      Mutual      Bond        Stock        Income    Forfeiture
                              Fund       Reserves     Fund        Fund       Fund        Fund          Fund      Account     Total
ASSETS
Investments, at
current value:
  Short-term investments                $       35  $    3,817  $     4,698 $  89,199  $     2,303   $       29  $   28  $  100,109
  Mutual Funds                           6,558,005   8,097,191   10,626,976                           1,752,286          27,034,458
  Bonds                                                                        15,095                                        15,095
  Common Stock                                                                           6,856,238              231,094   7,087,332
         Total Investments               6,558,040   8,101,008   10,631,674   104,294    6,858,541    1,752,315 231,122  34,236,994

Receivables:
  Accrued interest & dividends                                                                                                    0
  Transfers receivable                    (113,502)     42,034     (158,354)                47,747      182,075                   0
  Loans receivable           $ 378,741                                                                                      378,741
  Employer contributions
    receivable                             156,072                                                             (156,072)          0
  Employee contributions
    receivable                                                                                                                    0

         Total Receivables     378,741      42,570      42,034     (158,354)                47,747      182,075(156,072)    378,741

Cash                                           329         298        3,705     7,605           13           36      44      12,030

         Total Assets          378,741   6,600,939   8,143,340   10,477,025   111,899    6,906,301    1,934,426  75,094  34,627,765


LIABILITIES

Accounts payable                                                                                                                  0
Accrued forfeitures                        149,599                                          44,035             (193,634)          0
Accrued loan disbursements                                                                                                        0
Other                                                                 3,300                                                   3,300
         Total Liabilities                 149,599                    3,300                 44,035             (193,634)      3,300

Net assets available
   for plan benefits         $ 378,741  $6,451,340  $8,143,340  $10,473,725  $111,899   $6,862,266  $1,934,426 $268,728 $34,624,465


The accompanying notes are an integral part of these financial statements.


                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                     401 (k) RETIREMENT SAVINGS PLAN
                STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                         as of December 31, 1993


                                           U.S.        Puritan     Magellan                 PMSC        Fixed
                             Loan        Government    Mutual       Mutual      Bond        Stock       Income   Forfeiture
                             Fund         Reserves      Fund         Fund       Fund        Fund         Fund     Account    Total
ASSETS

Investments, at current
     value:
  Short-term investments                 $       260  $   50,195  $   63,926  $        $   233,378   $      69  $ 32,782 $   380,610
  Mutual Funds                             3,162,673   5,401,978   7,402,815                         1,001,555            16,969,021
  Bonds                                                                       101,725                                        101,725
  Common Stock                                                                           6,539,609                70,229   6,609,838
         Total Investments                 3,162,933   5,452,173   7,466,741  101,725    6,772,987   1,001,624   103,011  24,061,194


Receivables:
  Accrued interest &
    dividends                                              1,056               27,156          192         204                28,608
  Transfers receivable                       677,661     (51,437)    (34,438)             (597,012)      5,226                     0
  Loans receivable            $281,697                                                                                       281,697
  Employer contributions
    receivable                                45,691     (42,608)    (53,654)              277,507      (9,468)              217,468
  Employee contributions
    receivable                                   215         303         382                   276          67                 1,243

         Total Receivables     281,697       723,567     (92,686)    (87,710)  27,156     (319,037)     (3,971)              529,016

Cash                                                                                           351           9         88        448

         Total Assets          281,697     3,886,500   5,359,487   7,379,031  128,881    6,454,301     997,662    103,099 24,590,658


LIABILITIES

Accounts payable                               4,093       1,974       3,120                   245         368                 9,800
Accrued forfeitures                             (108)                                      127,431                           127,323
Accrued loan disbursements                       406         841                                                               1,247
Other                                                                                                                              0
         Total Liabilities                     4,391       2,815       3,120               127,676         368               138,370

Net assets available
   for plan benefits          $281,697    $3,882,109  $5,356,672  $7,375,911 $128,881   $6,326,625  $  997,294   $103,099$24,452,288


The accompanying notes are an integral part of these financial statements.


                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                     401 (k) RETIREMENT SAVINGS PLAN
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                   for the year ended December 31, 1994


                                         U.S.        Puritan     Magellan                  PMSC         Fixed
                             Loan      Government    Mutual       Mutual       Bond       Stock        Income   Forfeiture
                             Fund       Reserves      Fund         Fund        Fund        Fund          Fund     Account   Total

Additions to net assets
    attributed to:
 Investment Income:
   Net appreciation (depreciation)
     in market value                               $ (516,798) $  (599,152)  $     817  $ 1,982,283  $ (156,578) $ 9,682  $ 720,254
   Dividends and interest              $  230,678     635,324      403,672       2,573        1,826     120,466      728  1,395,267
                                          230,678     118,526     (195,480)      3,390    1,984,109     (36,112)  10,410  2,115,521

 Cash Contributions:
   Employer                             2,130,232      43,508       54,721                 (123,315)      9,889           2,115,035
   Employee                             1,580,925   1,553,550    2,100,148                   89,810     383,444           5,707,877
                                        3,711,157   1,597,058    2,154,869                  (33,505)    393,333           7,822,912

 Transfers                  $ (20,299)   (829,054)    644,508      818,934                 (639,920)     11,614   14,217          0
 Net assets received from
   Cybersaver 401(K) Plan               1,906,898   1,553,434    1,830,832                  238,127     704,406           6,233,697
 Loan repayments              (52,142)     26,466      24,105       32,892                    1,594       5,403              38,318
 Other additions               12,477      11,724       2,438        2,570       4,375        3,441         332  167,127    204,484
      Total Additions         (59,964)  5,057,869   3,940,069    4,644,617       7,765    1,553,846   1,078,976  191,754 16,414,932

Deductions (Additions) from net
 assets attributed to:
   Distributions               48,177   2,242,048   1,065,656    1,316,671      20,021      844,010     124,932           5,661,515
   Forfeitures                            191,344       3,152        5,028                  148,433       1,322 (349,279)         0
   Loan disbursements        (208,415)     47,875      70,990       63,450                   12,927      13,173                   0
   Other deductions             3,230       7,371      13,603      161,654       4,726       12,835       2,417  375,404    581,240
      Total Deductions       (157,008)  2,488,638   1,153,401    1,546,803      24,747    1,018,205     141,844   26,125  6,242,755

Net increases (decreases)      97,044   2,569,231   2,786,668    3,097,814     (16,982)     535,641     937,132  165,629 10,172,177

Net assets available for plan benefits
    Beginning of year         281,697   3,882,109   5,356,672    7,375,911     128,881    6,326,625      997,294 103,099 24,452,288
    End of year             $ 378,741  $6,451,340  $8,143,340  $10,473,725   $ 111,899  $ 6,862,266   $1,934,426$268,728$34,624,465


The accompanying notes are an integral part of these financial statements.



                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                     401 (k) RETIREMENT SAVINGS PLAN
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                   for the year ended December 31, 1993



                                         U.S.       Puritan    Magellan               PMSC        Fixed
                             Loan      Government   Mutual      Mutual      Bond      Stock       Income  Forfeiture
                             Fund       Reserves     Fund        Fund       Fund      Fund         Fund    Account     Total

Additions to net assets
    attributed to:
 Investment Income:
   Net appreciation (depreciation)
     in market value                             $  247,229  $  709,737  $ 2,644  $(8,362,002)  $(12,634) $(58,616)$(7,473,642)
   Dividends and interest            $   97,405     634,846     683,271    5,777        2,894     71,448       361   1,496,002
                                         97,405     882,075   1,393,008    8,421   (8,359,108)    58,814   (58,255) (5,977,640)
 Cash Contributions:
   Employer                              63,050                                     2,065,361                        2,128,411
   Employee                             675,686   1,309,612   1,700,163             1,206,215    376,032             5,267,708
                                        738,736   1,309,612   1,700,163             3,271,576    376,032             7,396,119

 Transfers                             (463,631)    243,242      93,925              (557,903)   704,141   171,117     190,891
 Loan repayments          $ (87,040)      7,254      25,885      42,109                20,248      5,131                13,587
 Other additions                          1,148                                         2,806                            3,954
      Total Additions       (87,040)    380,912   2,460,814   3,229,205    8,421   (5,622,381) 1,144,118   112,862   1,626,911

Deductions (Additions) from net
 assets attributed to:
   Distributions             33,290     680,371     667,257   1,051,582   25,669    1,249,912    125,790             3,833,871
   Forfeitures                              711         280         281               194,605                          195,877
   Loan disbursements      (184,250)     28,031      37,009      52,225                27,862     13,645               (25,478)
   Other deductions                      32,587      48,446      71,318      (79)      96,218      7,389     9,763     265,642
      Total Deductions     (150,960)    741,700     752,992   1,175,406   25,590    1,568,597    146,824     9,763   4,269,912

Net increases (decreases)    63,920    (360,788)  1,707,822   2,053,799  (17,169)  (7,190,978)   997,294   103,099  (2,643,001)

Net assets available for plan benefits
    Beginning of year       217,777   4,242,897   3,648,850   5,322,112   146,050   13,517,603                      27,095,289
    End of year           $ 281,697  $3,882,109  $5,356,672  $7,375,911 $ 128,881  $ 6,326,625  $997,294  $103,099 $24,452,288


The accompanying notes are an integral part of these financial statements.



       8                       POLICY MANAGEMENT SYSTEMS CORPORATION
                                  401 (k) RETIREMENT SAVINGS PLAN
                                   NOTES TO FINANCIAL STATEMENTS
                                              _______

1.   Establishment of Plan

     The Board of Directors of Policy Management Systems Corporation (the "Company") established the Policy Management Systems Corporation 401(k) Retirement Savings Plan (formerly the Policy Management Systems Corporation 401(k) Retirement Plan) (the "Plan") to provide a before-tax savings retirement program for all eligible employees of the Company. The Plan, which became effective on April 1, 1990, replaced the retirement plan portion of the Stock Purchase Savings Program for Employees of Policy Management Systems Corporation. Also, the related retirement plans of Advanced System Application, Inc. (ASA) and Mandat Computer Corporation (MDC), both wholly-owned subsidiaries of the Company, were merged into the Plan effective January 1, 1991 and July 1, 1991, respectively and effective December 31, 1992, the Stock Purchase Savings Program for Employees of Policy Management Systems Corporation was merged into the Plan. Effective January 1, 1994 the retirement plan of Cybertek Corporation, a wholly-owned subsidiary of the Company, was merged into the Plan and all the assets available to Participants were transferred into the Plan. The Plan is subject to the requirements of the Employee Retirement Income Security Act of 1974 (ERISA).

     Because of the number of plan mergers and legislative and regulatory changes that have taken place since the Plan was established in 1990, as well as the pending merger of the PMS, Inc. Profit Sharing/401(k) Savings Plan into the Plan (as discussed below), the Company, by the authority granted in section 9.01 of the Plan, amended and restated the Plan as of December 15, 1994 to incorporate these changes and others related to employee and employer contributions as discussed below.


2.   Plan Description

     General

     The following description of the Plan, as restated, is provided for general information purposes only. Participants should refer to the plan document for a more complete description of the Plan's provisions.

     Eligibility

     All employees of the Company and its participating affiliates, who are U.S citizens or U.S. residents, who have attained the age of 18, and who have completed any six-consecutive-month period of

                               POLICY MANAGEMENT SYSTEMS CORPORATION
                                  401 (k) RETIREMENT SAVINGS PLAN
                              NOTES TO FINANCIAL STATEMENTS, Continued
                                              _______

2.   Plan Description, Continued:

     Eligibility, Continued:

     employment are eligible to participate in the Plan. A Participant who chooses not to enroll in the Plan when they are first eligible may elect to participate at a later date, in accordance with the terms of the Plan.

     Employee Contributions

     Prior to January 1, 1995, Participants could make contributions through payroll deductions, in two percent increments, of up to 6% of their eligible earnings on either a before-tax basis or an after-tax basis ("Basic Before-Tax and Basic After-Tax Contributions"), or a combination of both. Participants could also elect to make Additional Before-Tax or Additional After-Tax Contributions of 2% or 4% of their eligible earnings. Additional Contributions were not eligible for Employer Matching Contributions. The Participant's combined Basic and Additional Before-Tax and After-Tax Contributions could not exceed 10% of a Participant's eligible earnings. The maximum Before-Tax Contribution allowed by the Internal Revenue Code for 1994 is $9,240.

     Effective for Plan years beginning on or after January 1, 1995, Participants may contribute up to 6% of eligible compensation as either Before-Tax or Basic After-Tax Contributions to the Plan, and may contribute an additional 9% of eligible compensation as either Additional Before-Tax or Additional After-Tax Contributions to the Plan, not to exceed a total aggregate annual Contribution to the Plan of greater than 15% of eligible compensation.

     Employer Matching Contributions

     Prior to January 1, 1995, as of the end of each calendar month, the Company contributed a matching amount equal to 50% of a Participant's first 6% of Basic Before-Tax Contributions or Basic After-Tax Contributions, but not both. The Company did not match any Additional Before-Tax Contributions or any Additional After-Tax Contributions. The Employer Matching Contribution was allocated to the Participant's account as of December 31 each year only if the Participant was actively employed on December 31 and worked 1,000 or more hours during the Plan Year. Prior to October 1993, the Employer Matching Contributions were invested by the Trustee in Policy Management Systems Corporation common stock. By directive of the Administrative Committee of the Plan, Employer Matching

                               POLICY MANAGEMENT SYSTEMS CORPORATION
                                   401 (k) RETIRMENT SAVINGS PLAN
                              NOTES TO FINANCIAL STATEMENTS, Continued
                                              _______

2.   Plan Description, Continued:


     Contributions, Continued:

     Contributions made after October 1993 are invested in the Fidelity Retirement Government Money Market Trust.

     Effective for Plan years beginning on or after January 1, 1995, the Company will match 100% of the first 3% and 50% of the next 3% of the Participant's Basic Before-Tax or Basic After-Tax, but not both, Contributions.

     Allocations

     Participant's accounts are credited with the actual income derived from the investments in such accounts and with the actual expenses related to such accounts.

     Investment Elections

     Each Participant is required to submit an election form to the Plan Administrator designating the allocation of the Participant's contributions among the Plan's investment funds in multiples of 5%. In addition, Participants may change the investment of contributions and may move their vested balances among investment funds once each quarter effective at the beginning of each calendar quarter if the Plan Administrator is notified in writing at least 30 days prior to the effective date of the change.

     In addition to the contributions specified above, Participants who receive a qualified distribution under section 401(a) of the Internal Revenue Code of 1986 as amended (the "Code"), from any other tax qualified plan, may have all or part of such distribution transferred into the Plan. Such rollover contributions are subject to tax regulations imposed by the Code.

     Effective January 1, 1995, the Series EE Bond Fund was closed for investment. The assets have been allocated among the Plan's other investment funds in accordance with the respective participant elections.

     Vesting

     A Participant is always 100% vested in his or her Before-Tax
     Contribution Accounts, After-Tax Contribution Accounts and Rollover Account. A Participant will become fully vested in his or her

                               POLICY MANAGEMENT SYSTEMS CORPORATION
                                   401(k) RETIREMENT SAVINGS PLAN
                              NOTES TO FINANCIAL STATEMENTS, Continued
                                              _______

2.   Plan Description, Continued:

     Vesting, Continued:

     Employer Matching Contribution Account when the first of the following occurs: the Participant obtains five years of Credited Service; the Participant reaches his or her Normal Retirement Date; the Participant becomes Permanently Disabled; or on the date of the Participant's death.

     Forfeiture Allocations

     All Participant forfeitures are used to reduce future Employer Matching Contributions to the Plan.

     Benefit Payments

     The Participant's After-Tax Contributions may be withdrawn at any time upon written request of the Participant. In addition, a Participant may withdraw all or any part of his or her vested Employer Contributions transferred to the Plan from the Stock Purchase Savings Program and the vested Employer Matching Contributions on his or her Basic After-Tax Contributions, but only to the extent that such contributions have been in the Plan or the Stock Purchase Savings Program for at least two full Plan Years after the Plan Year in which such contributions were made.

     Loans

     Participants may apply for loans greater than $1,000 from the Plan, collateralized by their account balances and repaid through payroll deduction generally subject to the following terms:

     1) The total loans of any Participant at any point in time shall not exceed the lesser of (i) 50% of the Participant's vested Account balance, (ii) the total amount held in the Participant's Contribution and Rollover accounts, or (iii) $50,000 adjusted on the volume of loans outstanding to the Participant during the previous one-year period.

     2) Loans may not be made in such a manner as to favor Highly Compensated Employees, Officers or Shareholders.

     3) No Participant shall be permitted to have more than one loan from the Plan issued and outstanding at any time, and no Participant shall be issued a new loan within six months of repayment of a Plan loan.

                               POLICY MANAGEMENT SYSTEMS CORPORATION
                                  401 (k) RETIREMENT SAVINGS PLAN
                              NOTES TO FINANCIAL STATEMENTS, Continued
                                              _______

2.   Plan Description, Continued:

     4) Interest charged on loans is determined by the Committee at a rate commensurate with interest rates charged for similar loans under general market conditions.

     5) The length and terms of repayment may not exceed 5 years, unless the purpose of loan is for the purchase of the Participants principal residence, in which case the loan term may be extended by the Committee.

     6) All amounts repaid are credited to the Participant's account.

     Administrative Expenses

     Administrative expenses of the Plan may be paid out of Plan assets if not paid by the Company. Administrative expenses paid by the Plan for the years ended December 31, 1994 and 1993 were $277,303 and $307,318, respectively.


3.   Significant Accounting Policies

     Basis of Accounting

     The accompanying financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles.

     Accounting for Benefit Distributions

     In accordance with guidance issued by the American Institute of Certified Public Accountants in 1993, the Plan changed its method of accounting for distributions such that all amounts elected to be withdrawn and distributed from the Plan by Participants are not recorded as a liability in the Statement of Net Assets Available for Plan Benefits. As of December 31, 1994 and 1993, $748,643 and $7,118 have been allocated to accounts of persons who have withdrawn from participation in the earnings and operations of the Plan, but for which disbursement of those funds from the Plan has not yet been made. The following is a reconciliation to the amounts reported on Form 5500:

                               POLICY MANAGEMENT SYSTEMS CORPORATION
                                  401 (k) RETIREMENT SAVINGS PLAN
                              NOTES TO FINANCIAL STATEMENTS, Continued
                                              _______

3.   Significant Accounting Policies, Continued:

     Accounting for Benefit Distributions, Continued:



                                          1994              1993
        Net assets available for plan
          benefits as stated in the
          financial statements        $ 34,624,465      $ 24,452,288

        Less: Distributions payable       (748,643)           (7,118)

        Net assets available for plan
          benefits per Form 5500      $ 33,875,822      $ 24,445,170


In addition, the report differs from the Form 5500 by the same amount for benefit payments on the Statement of Changes in Net
Assets.

     Investments

     The Plan invests in open-ended funds managed by either Fidelity Investments or First Union National Bank with the exception of the Series EE Bond Fund, PMSC Stock Fund and Forfeiture Fund. Each fund is valued at quoted market prices to determine a current fund value. Investments in securities for which exchange quotations are readily available are valued at the last sale price, or, if no sale, at the closing bid price. Debt securities are valued in the same manner or in some other manner, if, in the opinion of the Board of Trustees, such other manner would more accurately reflect the fair value of such debt securities. Short-term investments (consisting primarily of money-market funds) are valued either at amortized cost or original cost plus accrued interest, both of which approximate market value.

     The Plan presents in the statement of changes in net assets available for plan benefits the net appreciation
     (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

4.   Tax Status

     The Plan is intended to be qualified under Sections 401(k) and 401(a) of the Code. The Company has submitted the plan as restated for a determination letter from the Internal Revenue Service. In the opinion of management, the Plan was designed and is operated in a manner that qualifies it for tax-exempt status.

                               POLICY MANAGEMENT SYSTEMS CORPORATION
                                  401 (k) RETIREMENT SAVINGS PLAN
                              NOTES TO FINANCIAL STATEMENTS, Continued
                                              _______

5.   Termination of Plan

     The Company expects and intends to continue the Plan in force indefinitely, but has reserved the right to amend or terminate the Plan as necessary. If the Plan were to be terminated, Participants would become fully vested and all assets of the Plan would be distributed to the individual Participants based upon the vested balances in their individual accounts at date of termination.

6.   Investments

     The Plan's investments are held in a bank administered trust fund. The following table presents investments. Investments that represent 5% or more of the Plan's net assets have been separately identified.



                                                           December 31,
                                                     1994             1993

     Investments at fair value measured by quoted
       market price:
     Fidelity Magellan Fund                      $ 10,626,976   $  7,402,815
     Fidelity Puritan Fund                          8,097,191      5,401,978
     Fidelity Retirement Government Money
       Market Trust                                 6,558,005      3,162,673
     First Union Fixed Income Portfolio Trust       1,752,286      1,001,555
     Policy Management Systems Corporation
       Common Stock (168,746 and 231,312
       shares at December 31, 1994 and 1993,
       respectively)*                               7,087,332      6,609,838

     Investments at fair value measured by
       estimated fair value:
     All others                                       493,945        764,032

     Total Plan investments                      $ 34,615,735   $ 24,342,891


*    indicates securities of a related party (plan sponsor)



7.   Subsequent Events

     On January 1, 1995, the PMS, Inc. Profit Sharing/401(k)
     Savings Plan (the "PMS, Inc. Plan") was merged into the Plan and all the assets available to Participants in the PMS, Inc. Plan were transferred into the Plan, increasing Plan assets by approximately $1,200,000.

                               POLICY MANAGEMENT SYSTEMS CORPORATION
                                  401 (k) RETIREMENT SAVINGS PLAN
                              NOTES TO FINANCIAL STATEMENTS, Continued
                                              _______

8.   Related Party Transactions

     The Plan purchases, on behalf of Participants, shares of the Company's common stock in accordance with individual Participant's investment elections. During the Plan year ended December 31, 1994, the Plan purchased 1,488 shares at an aggregate cost of $63,716 and sold 22,702 shares for aggregate proceeds of $794,173. During the Plan year ended December 31, 1993, the Plan purchased 75,626 shares at an aggregate cost of $2,784,083 and sold 4,560 shares for aggregate proceeds of $233,489.

                                       SUPPLEMENTAL SCHEDULES



                               POLICY MANAGEMENT SYSTEMS CORPORATION
                                   401(k) RETIREMENT SAVINGS PLAN
                           FORM 5500, ITEM 27(a)-SCHEDULE OF ASSETS HELD
                                      FOR INVESTMENT PURPOSES
                                         December 31, 1994


                                                                                          Current
Identity of Issue     Description of Investment                           Cost             Value

Fidelity              6,558,005 units Fidelity Money Market Trust
U.S. Government       Retirement Government Money Market Portfolio    $ 6,558,005       $ 6,558,005
Reserves
                      35 units Valiant General Fund #62                        35                35

Fidelity              546,738 units Fidelity Puritan Fund, Inc.         8,199,032         8,097,192
Puritan Fund
                      3,817 units Valiant General Fund #62                  3,817             3,817

Fidelity              159,086 units Fidelity Magellan Fund, Inc.       10,662,984        10,626,976
Magellan Fund
                      4,698 units Valiant General Fund #62                  4,698             4,698

Series EE Bonds       31,350 units United States Savings Bonds,
Account               Series EE, 5.58% to 7.5%, maturing at
                      various dates through July 1, 2002                   15,675            15,095

                      89,199 units Valient General Fund #62                89,199            89,199

PMSC                  163,244 shares Policy Management Systems
Stock Fund            Corporation Common Stock *                        7,029,808         6,856,238

                      2,303 units Valiant General Fund #62                  2,303             2,303

Fixed Income          184,064 units First Union Funds
Account               Fixed Income Portfolio Trust                      1,907,374         1,752,286

                      29 units Valiant General Fund #62                        29                29

Forfeiture            28 units Valiant General Fund #62                        28                28
Account
                      5,502 shares Policy Management Systems
                      Corporation Common Stock *                          250,953           231,094

Loan                  378,741 units participant loans bearing
Account               interest rates from 7.00% to 12.25% with
                      varying maturities from 18 to 360 months                              378,741


*Indicates party-in-interest to the Plan.

Note:
The Valiant General Fund #62 represents funds held in a money market account for the purpose of paying disbursements related to the purchasing and selling of investments.



                               POLICY MANAGEMENT SYSTEMS CORPORATION
                                   401(k) RETIREMENT SAVINGS PLAN
                    FORM 5500, ITEM 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
                                FOR THE YEAR ENDED DECEMBER 31, 1994


                                                                                       Value of
Identity of                                                                            Asset on
Party             Description of          Number of            Selling      Cost of    Transaction    Net Gain
Involved             Assets              Transactions           Price        Asset        Date        (Loss)

Single Transactions Exceeding 5% of Net Assets

Fidelity
Retirement Gov't
Money Market
Portfolio         Fund Shares                       1       $             $ 1,906,833 $ 1,906,833  $

Fidelity
Puritan
Fund              Fund Shares                       1                       1,553,433   1,548,517

Fidelity
Magellan
Fund              Fund Shares                       1                       1,830,832   1,832,125

Series of Transactions Exceeding 5% of Net Assets (Exclusive of the Above Transactions)

Fidelity
Retirement Gov't  Money Market
Money Market      Account
Portfolio         Shares                           53                       4,407,967   4,407,967

Fidelity
Retirement Gov't  Money Market
Money Market      Account
Portfolio         Shares                           21         2,919,517     2,919,517   2,919,517          0

First Union Fixed
Income Portfolio  Mutual Fund
Trust             Shares                           58                       1,176,774   1,176,774

First Union Fixed
Income Portfolio  Mutual Fund
Trust             Shares                           20           269,465       285,565     270,353    (16,101)

Fidelity Puritan  Mutual Fund
Fund              Shares                           52                       2,654,919   2,675,384

Fidelity Puritan  Mutual Fund
Fund              Shares                           21           996,340       951,982   1,017,508     44,358

Fidelity Magellan Mutual Fund
Fund              Shares                           45                       3,270,476   3,293,856

Fidelity Magellan Mutual Fund
Fund              Shares                           23         1,277,995     1,261,805   1,306,686     16,190

                  Money Market
Valiant General   Account
Fund #62          Shares                        *                          18,026,020  18,026,020

                  Money Market
Valiant General   Account
Fund #62          Shares                        *            18,151,516    18,151,516  18,151,516          0


*Ommitted from schedule by Trustee.
